As filed with the Securities and Exchange Commission on October 22, 2010

Registration No. 333-167564

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 6

to

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3674	77-0557980
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3945 Freedom Circle, Suite 1100

Santa Clara, California 95054

(408) 217-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Young K. Sohn

Chief Executive Officer and President

3945 Freedom Circle, Suite 1100

Santa Clara, California 95054

(408) 217-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jorge del Calvo, Esq.

Allison Leopold Tilley, Esq.

Davina K. Kaile, Esq.

Noelle Matteson, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2475 Hanover Street

Palo Alto, CA 94304

(650) 233-4500

(650) 233-4545 facsimile

Bruce K. Dallas, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000 (650) 752-2111 facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 6 to Inphi Corporation’s Registration Statement on Form S-1 (Registration No. 333-167564) originally filed with the Securities and Exchange Commission on June 16, 2010, as amended by Amendment No. 1 filed July 21, 2010, Amendment No. 2 filed August 13, 2010, Amendment No. 3 filed August 31, 2010, Amendment No. 4 filed September 24, 2010 and Amendment No. 5 filed October 21, 2010, is being filed solely for purposes of amending the exhibit index to include Exhibit 10.14, which Exhibit 10.14 is also filed herewith. No changes have been made to Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

2.1†	Share Purchase Agreement dated as of May 25, 2010, by and among the Registrant, Winyatek Technology Inc. and the shareholder signatories thereto, as amended (excluding certain schedules and exhibits referred to in the agreement, which the Registrant agrees to furnish to the Securities and Exchange Commission upon request).

3(i).1†	Restated Certificate of Incorporation of the Registrant.

3(i).2†	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant.

3(i).3†	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.

3(ii).1†	Bylaws of the Registrant (composite copy).

3(ii).2†	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.

4.1*	Specimen Common Stock Certificate.

4.2†	Amended and Restated Investors’ Rights Agreement dated as of January 30, 2008.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1+†	Inphi Corporation 2000 Stock Option/Stock Issuance Plan (as amended on June 2, 2010) and related form stock option plan agreements.

10.2+†	Inphi Corporation 2010 Stock Incentive Plan and related form agreements.

10.3+†	Form of Indemnification Agreement between the Registrant and its officers and directors.

10.4+†	Offer letter dated July 14, 2007 between Young K. Sohn and the Registrant, as amended.

10.5+†	Change of Control and Severance Agreement dated June 8, 2010, by and between Young K. Sohn and the Registrant.

10.6+†	Offer letter dated December 10, 2007 between John Edmunds and the Registrant, as amended.

10.7+†	Change of Control and Severance Agreement dated June 8, 2010, by and between John Edmunds and the Registrant.

10.8+†	Offer letter dated October 3, 2007 between Ron Torten and the Registrant, as amended.

10.9†	Lease Agreement between the Registrant and H&G Selvin Properties dated as of June 30, 2006, including amendments thereto.

10.10†	Sublease Agreement between the Registrant and Scintera Networks, Inc. dated as of December 1, 2009, including amendments thereto.

10.11†	Lease Agreement between the Registrant and Santa Clara Towers, L.P. dated as of April 27, 2010.

10.12†	Lease Agreement between the Registrant and LBA Realty Fund III—Company VII, LLC dated as of June 4, 2010.

10.13†	Workshop Lease Contract between Winyatek Technology Inc. and Integrated Circuit Solutions Inc. dated as of March 29, 2010.

Exhibit Number	Description

10.14**	Software License and Maintenance Agreement dated as of June 29, 2007, by and between the Registrant and Cadence Design Systems, Inc.

21.1†	List of Subsidiaries.

23.1†	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.3†	Consent of PricewaterhouseCoopers, Taiwan, independent registered public accounting firm.

24.1†	Power of Attorney.

24.2†	Power of Attorney for Chenming Hu.

*	To be filed by amendment.
**	Confidential treatment requested.
+	Indicates management contract or compensatory plan.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 22nd day of October, 2010.

INPHI CORPORATION

By:	/S/ YOUNG K. SOHN
Young K. Sohn
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ YOUNG K. SOHN Young K. Sohn	Chief Executive Officer (Principal Executive Officer), President and Director	October 22, 2010

/S/ JOHN EDMUNDS John Edmunds	Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	October 22, 2010

* Diosdado Banatao	Chairman of the Board	October 22, 2010

* Chenming C. Hu	Director	October 22, 2010

* David Ladd	Director	October 22, 2010

* Timothy Semones	Director	October 22, 2010

* Peter J. Simone	Director	October 22, 2010

* Sam S. Srinivasan	Director	October 22, 2010

* Lip-Bu Tan	Director	October 22, 2010

*By	/S/ JOHN EDMUNDS
John Edmunds Attorney-in-Fact

Exhibit Index

Exhibit Number	Description

1.1†	Form of Underwriting Agreement.

2.1†	Share Purchase Agreement dated as of May 25, 2010, by and among the Registrant, Winyatek Technology Inc. and the shareholder signatories thereto, as amended (excluding certain schedules and exhibits referred to in the agreement, which the Registrant agrees to furnish to the Securities and Exchange Commission upon request).

3(i).1†	Restated Certificate of Incorporation of the Registrant.

3(i).2†	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant.

3(i).3†	Form of Restated Certificate of Incorporation of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.

3(ii).1†	Bylaws of the Registrant (composite copy).

3(ii).2†	Form of Amended and Restated Bylaws of the Registrant, to be effective upon the completion of the offering to which this Registration Statement relates.

4.1*	Specimen Common Stock Certificate.

4.2†	Amended and Restated Investors’ Rights Agreement dated as of January 30, 2008.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1+†	Inphi Corporation 2000 Stock Option/Stock Issuance Plan (as amended on June 2, 2010) and related form stock option plan agreements.

10.2+†	Inphi Corporation 2010 Stock Incentive Plan and related form agreements.

10.3+†	Form of Indemnification Agreement between the Registrant and its officers and directors.

10.4+†	Offer letter dated July 14, 2007 between Young K. Sohn and the Registrant, as amended.

10.5+†	Change of Control and Severance Agreement dated June 8, 2010, by and between Young K. Sohn and the Registrant.

10.6+†	Offer letter dated December 10, 2007 between John Edmunds and the Registrant, as amended.

10.7+†	Change of Control and Severance Agreement dated June 8, 2010, by and between John Edmunds and the Registrant.

10.8+†	Offer letter dated October 3, 2007 between Ron Torten and the Registrant, as amended.

10.9†	Lease Agreement between the Registrant and H&G Selvin Properties dated as of June 30, 2006, including amendments thereto.

10.10†	Sublease Agreement between the Registrant and Scintera Networks, Inc. dated as of December 1, 2009, including amendments thereto.

10.11†	Lease Agreement between the Registrant and Santa Clara Towers, L.P. dated as of April 27, 2010.

10.12†	Lease Agreement between the Registrant and LBA Realty Fund III—Company VII, LLC dated as of June 4, 2010.

10.13†	Workshop Lease Contract between Winyatek Technology Inc. and Integrated Circuit Solutions Inc. dated as of March 29, 2010.

10.14**	Software License and Maintenance Agreement dated as of June 29, 2007, by and between the Registrant and Cadence Design Systems, Inc.

21.1†	List of Subsidiaries.

Exhibit Number	Description

23.1†	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.3†	Consent of PricewaterhouseCoopers, Taiwan, independent registered public accounting firm.

24.1†	Power of Attorney.

24.2†	Power of Attorney for Chenming Hu.

*	To be filed by amendment.
**	Confidential treatment requested.
+	Indicates management contract or compensatory plan.
†	Previously filed.